Exhibit 10.10.12

                  Foamex Supplemental Executive Retirement Plan

                                  May 15, 2001





                  Foamex Supplemental Executive Retirement Plan

                         (Effective as of May 15, 2001)

                                TABLE OF CONTENTS

                                                                   Page

1.       Definitions.................................................1
2.       Eligibility.................................................2
3.       Special Supplemental Benefit................................2
4.       Vesting of Supplemental Benefit.............................2
5.       Source of Funds.............................................2
6.       Administration..............................................3
7.       Claims Procedure............................................4
8.       Nonalienation of Benefits...................................5
9.       Amendment and Termination...................................5
10.      No Contract of Employment...................................6
11.      Applicable Law..............................................6
12.      Successors..................................................6
13.      Headings....................................................6
14.      Number and Gender...........................................6






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                  Foamex Supplemental Executive Retirement Plan

                         (Effective as of May 15, 2001)

                  This is the Foamex Supplemental Executive Retirement Plan, effective May 15, 2001 (the "Plan"), established by Foamex L.P., a Delaware Limited Partnership (the "Company") for itself and its affiliates to provide supplemental retirement benefits for certain employees and officers. The Plan is intended to be unfunded and is maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

1. Definitions.

     (a) "Board of Directors" means the Board of Directors of Foamex International Inc.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Code Section 401(a)(17) Limit" means the limit under section 401(a)(17) of the Code on the compensation that may be taken into account under a retirement plan qualified under section 401(a) of the Code, as adjusted from time to time.

     (d) "Code Section 415 Limit" means any limit under section 415 of the Code on the amount of benefits payable under a "defined benefit plan" (as defined in section 415 of the Code), as adjusted from time to time.

     (e) "Disability" means that the Participant has applied and qualifies for disability benefits under the Social Security Act of 1935, as amended.

     (e) "Participant" means a Senior Executive who participates in the Plan pursuant to Section 2.

     (f) "Pension Plan" means the Foamex L.P. Pension Plan, as amended from time to time.

     (g) "Senior Executive" means an individual who holds one of the following positions with respect to the Company:

                i.       Chairman;
                ii.      Chief Executive Officer;
                iii.     Chief Financial Officer;
                iv.      Chief Operating Officer;
                v.       Executive Vice President;
                vi.      Senior Vice President of Human Resources; or

vii. any other executive who, by virtue of their position or compensation level, is designated by the Board of Directors as a member of the select group listed above.


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     (h) "Trust" means a trust established to accept and hold assets, subject to the claims of the Company's creditors, until paid to Participants and their beneficiaries as specified in this Plan.

     (i) "Trustee" means the trustee designated in the trust agreement establishing the Trust.

2. Eligibility. A Senior Executive who is a participant in the Pension Plan shall be a Participant in this Plan if such Senior Executive's accrued benefit under the Pension Plan is less than it would be if the Pension Plan was not subject to the Code Section 401(a)(17) Limit and/or the Code Section 415 Limit.

3. Special Supplemental Benefit.

     (a) A Participant's benefit, if any, payable under this Plan shall be calculated as follows:

          (i) The Participant's benefit under the Pension Plan calculated without regard to the Code Section 401(a)(17) Limit or the Code
               Section 415 Limit,

                                      MINUS

          (ii) the Participant's benefit under the Pension Plan.

     (b) The supplemental pension described in subsection (a) above shall be paid to the Participant (or on his behalf to his beneficiary) in the same form and manner as payment of the Participant's pension or his beneficiary's survivor annuity under the Pension Plan is paid and shall be actuarially adjusted in the same manner as his pension or his beneficiary's survivor annuity is adjusted under the Pension Plan. A Participant's beneficiary under this Plan shall be the same as under the Pension Plan.

     (c) In the event a Participant's pension or his spouse's survivor annuity under the Pension Plan is subject to a qualified domestic relations order, the supplemental pension or supplemental spouse's survivor annuity provided by this Plan shall be paid without regard to the order, unless the order specifically applies to benefits payable under this Plan.

4. Vesting of Supplemental Benefit. A Participant who terminates employment with the Company prior to being vested hereunder shall not be entitled to any benefit under this Plan. A Participant shall become vested in his benefit under this Plan as of the earliest of: (i) his attainment of age 65, (ii) his attainment of age 55 and completion of 10 "Years of Service" (as defined in the Pension Plan) for vesting purposes using the elapsed time method of crediting service, (iii) his disability, or (iv) his death.

5. Source of Funds.

     (a) In General. This Plan shall be unfunded, and, except as provided in subsection (b) below, payment of benefits hereunder shall be made from the general assets of the Company. Any assets that may be set aside, earmarked, or identified as being intended for the provision of

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benefits under this Plan, shall remain assets of the Company and shall be subject to the claims of its general creditors. Each Participant and such Participant's beneficiary shall be a general creditor of the Company to the extent of the value of his benefit accrued hereunder, and he shall have no right, title, or interest in any specific asset that the Company may set aside or designate as intended to be applied to the payment of benefits under this Plan. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

     (b) Trust. Notwithstanding subsection (a) above, assets may, at the sole discretion of the Company, be set aside in a Trust and earmarked as being intended for the provision of benefits under this Plan provided all of the following requirements are met:

          (1) Participants continue to be general and unsecured creditors of the Company with respect to their benefits under the Plan and the assets set aside in the Trust;

          (2) In the event of the Company's bankruptcy or insolvency, assets set aside in the Trust are subject to the claims of the Company's creditors;

          (3) The Chief Executive Officer of the Company and the Board of Directors have a duty to inform the Trustee of the Company's bankruptcy or insolvency;

          (4) The Trust provides that, upon receipt of the notice described in paragraph (3) above, the Trustee shall stop paying benefits to Participants and their beneficiaries; and

          (5) Upon a determination of the Company's bankruptcy or insolvency, the Trustee shall hold the assets set aside in the Trust for the benefit of the Company's creditors (including the Participants and beneficiaries under this Plan) and deliver them as a court of competent jurisdiction may direct.

6. Administration.

     (a) In General. This Plan shall be administered by the Board of Directors. The determination of benefits and interpretation of plan provision may be administered by the appointed delegate of the Board. However, the Board ultimately shall have sole discretion to construe and interpret the provisions of the Plan and to determine finally all questions concerning benefit entitlements. To the maximum extent permissible under law, the determinations of the Board of Directors on all such matters shall be final and binding upon all persons involved.

     (b) Records and Reports. The Board of Directors or its delegate shall keep a record of its proceedings and actions and shall maintain all books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Board of Directors or its


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appointed representative shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Company are properly available therefor.

     (c) Payment of Expenses. The Company shall pay all expenses of administering the Plan. Such expenses shall include any expenses incident to the functioning of the Board of Directors or its delegate.

     (d) Indemnification of Liability. The Company shall indemnify the members of the Board of Directors and any employee of the Company to whom the Board of Directors may delegate its duties under the Plan, against any and all claims, losses, damages, expenses, and liabilities arising from the responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

7. Claims Procedure. The Board of Directors shall administer a claims procedure as follows:

     (a) Initial Claim. A Participant or beneficiary who believes himself entitled to benefits hereunder (the "Claimant"), or the Claimant's authorized representative acting on behalf of such Claimant, may make a claim for those benefits by submitting a written notification of his claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Board of Directors.

     (b) Procedure for Review. The Board of Directors shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants.

     (c) Claim Denial Procedure. If a claim is wholly or partially denied, the Board of Directors shall notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Board of Directors determines that special circumstances require an extension of time for processing the claim. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Board of Directors expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a legal action following an adverse benefit determination on review.

     (d) Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his representative shall have the opportunity to appeal to the Board of Directors for review thereof by requesting such review in writing to the Board of Directors within 60 days of receipt of notification of the denial.


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Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Claimant or his representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Board of Directors shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     (e) Decision on Appeal. The Board of Directors shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant's request for review, unless the Board of Directors determines that special circumstances require an extension of time for processing the appeal. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Board of Directors expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant's claim, and
(iv) a statement of the Claimant's right to bring a legal action.

     (f) Litigation. In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial. Failure to file such action by the prescribed time will forever bar the commencement of such actions.

8. Nonalienation of Benefits. Except as hereinafter provided with respect to marital disputes, none of the benefits or rights of any Participant or beneficiary shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his beneficiary. Neither the Participant nor his beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan. In cases of marital dispute, the Company will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any harm that arises out of the Company's obeying the final order of any state or federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.


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9. Amendment and Termination.

     (a) The Chief Executive Officer of the Company may approve and execute changes of a technical nature to the Plan which do not materially affect the substance thereof and which, in the opinion of the Chief Executive Officer, are necessary and desirable. In addition, the Board of Directors reserves the right to amend the Plan at any time and from time to time in any fashion and to terminate the Plan at any time.

     (b) No amendment or termination of the Plan shall reduce the benefits accrued under the Plan by any Participant up to the date of such amendment or termination (except that a Participant's accrued benefit may be decreased by his continued participation in the Pension Plan).

10. No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed by the Company or to continue in the employ of the Company.

11. Applicable Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware, to the extent not superseded by federal law.

12. Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

13. Headings. The headings of the Sections of the Plan are for reference only. In the event of a conflict between a heading and the contents of a Section, the contents of the Section shall control.

14. Number and Gender. Whenever any words used herein are in the singular form or in the masculine form, they shall be construed as though they were also used in the plural form or in the feminine or neuter form in all cases where they would so apply.

     IN WITNESS WHEREOF, FOAMEX L.P. has caused this Plan to be duly executed this 26th day of October, 2001 by its managing general partner, FMXI, Inc.

Attest:                                 [Foamex L.P.]




                                        By: ________________________________
                                       Sr. Vice President of Human Resources





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